UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 30, 2015

ZAXIS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

42 Ben Zvi Street, Ramat Gan, Israel	5224747
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 52-579-5082

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, the board of directors of Zaxis International Inc. (the "Registrant") appointed Mr. Yair Fudim, to the Registrant's Board of Directors, designating him as Chairman. Mr. Liron Carmel, who was appointed as the CEO and a director of the Registrant on December 21, 2014, and has served as the Registrant's sole director since that date, will continue to serve as CEO and a member of the Board of Directors.

Yair Fudim, age 66, Chairman and a member of the Registrant's Board of Directors effective April 30, 2015, has also been serving as Chairman and CEO of Peregrine Industries, Inc., a public company (OTCQB: PGID) since July 22, 2013. During the past five years, Mr. Fudim has also served as Chairman of Greenstone Industries Ltd, a public company organized under in Israel and listed on the Tel Aviv Stock Exchange ("TASE") since February 2013, prior to which he served as Greenstone's CEO from February 2010 until March 2013; Since February 2013, Mr. Fudim has also been Chairman of RVB Holdings Ltd, a public company organized under in Israel (OTCQB: RVBHF); From April 1991 through April 2013, Mr. Fudim served as CEO of Leader Holdings & Investments Ltd ("Leader Holdings"), a public company organized in Israel and listed on the TASE; Mr. Fudim also serves as Chairman of the Board of Leader Capital Markets Ltd., a TASE listed public company organized in Israel and a subsidiary of Leader Holdings. Mr. Fudim holds a B.A. in Economics and an MBA from the Hebrew University of Jerusalem.

Item 8.01 Other Events.

On April 30, 2015, the Registrant entered into a third loan agreement with Emerald Medical Applications Ltd ("Emerald") in connection with the pending Share Exchange Agreement with Emerald dated March 16, 2015 (the "SEA"). The April 30, 2015 loan agreement, a copy of which is attached to this Form 8-K as exhibit 10.6, provides for the loan of $100,000, which was funded on May 1, 2015. In addition, on April 30, 2015, the Registrant and Emerald entered into an amendment to the separate Loan Agreements dated February 2, 2015 and March 19, 2015, which cancelled the conversion rights that had been included in these Loan Agreements. The Amendment to Loan Agreements is attached to this Form 8-K as exhibit 10.7. The Registrant expects the SEA to close on or about May 18, 2015, pursuant to which Emerald will become a wholly-owned subsidiary of the Registrant.

Item 9.01 Financial Statements and Exhibits

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.6	Loan Agreement between the Registrant and Emerald Medical Applications Ltd. dated April 30, 2015, filed herewith.
10.7	Amendment to Loan Agreement between the Registrant and Emerald Medical Applications Ltd. dated February 2, 2015, filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Liron Carmel CEO Liron Carmel Date: May 1, 2015